Exhibit 99.1

Tower Group, Inc. to Expand Licensing Through Acquisition of Shell Company

    NEW YORK--(BUSINESS WIRE)--Jan. 18, 2005--

Purchase Includes Active Licenses in Nine Additional States, Including
               New Jersey, Connecticut and Massachusetts

    Tower Group, Inc. (NASDAQ:TWGP) announced that it entered into a stock purchase agreement today to acquire North American Lumber Insurance Company (NALIC), a shell company with 17 state licenses, nine of which are active in the following states: New Jersey, Connecticut, Massachusetts, Rhode Island, Vermont, Maryland, Delaware, South Carolina and Wisconsin. Tower Group, Inc. will pay $1.05 million in cash at closing. An additional $75,000 will be paid within one year of the closing date contingent upon license reactivation in each of Pennsylvania and Maine.
    NALIC will be initially capitalized with part of the $26 million raised by Tower Group, Inc. through two trust preferred offerings in December 2004. According to the terms of the agreement, all liabilities and assets of NALIC (which will be renamed) will be transferred to a liquidating trust prior to closing with the exception of its charter and insurance licenses. The transaction is subject to court approval in Massachusetts and is expected to close in the first quarter of 2005.
    Michael Lee, President and Chief Executive Officer of Tower Group, Inc., stated "this acquisition will allow us to continue executing our plan to expand territorially." He continued, "We plan to promptly begin offering policies in New Jersey after the close of the transaction, followed by expansion into other states. We also expect to make similar shell acquisitions in the future in order to offer products in various market segments in the same territory."
    As noted by Mr. Lee, the acquisition is consistent with Tower Group, Inc.'s plan to expand insurance operations territorially through becoming licensed in states other than New York as disclosed in the Registration Statement related to Tower Group, Inc.'s initial public offering in October 2004.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    About Tower Group, Inc.

    In operation since 1990, Tower Group, Inc. is headquartered in New York City and is the holding company for its two operating subsidiaries, Tower Insurance Company of New York, ("TICNY") and Tower Risk Management ("TRM"). TICNY, A.M. Best rated A- (Excellent), develops and delivers specialized commercial lines insurance products that provide property, liability, workers' compensation and automobile insurance to select markets not well served by other carriers. It also offers personal lines products that provide property and liability insurance to homeowners throughout New York State. TRM, a non-risk bearing insurance service company, offers managing general agency services to underwrite risks, adjust claims and negotiate reinsurance terms on behalf of other insurance companies.
    For more information visit Tower's website at http://www.twrgrp.com/.

    CONTACT: Investor Relations
             Tower Group, Inc.
             Andrew Colannino, 212-655-2107
             acolannino@twrgrp.com